Exhibit 99.1

For Immediate Release	October 28, 2025

LANDSTAR SYSTEM REPORTS THIRD QUARTER RESULTS

Jacksonville, FL - Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) today reported its financial results for the 2025 third quarter. The Company reported total revenue of $1,205 million in the 2025 third quarter, compared to $1,214 million in the 2024 third quarter. Gross profit and variable contribution each also decreased approximately 1% in the 2025 third quarter compared to the 2024 third quarter. Landstar reported basic and diluted earnings per share (“EPS”) of $0.56 for the 2025 third quarter, compared to $1.41 in the 2024 third quarter. As further described below, and as previously disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 13, 2025, the 2025 third quarter included three non-cash, non-recurring items (the “Non-Cash Impairment Charges”) that adversely impacted financial results for the quarter. Excluding the impact of the Non-Cash Impairment Charges, Landstar would have reported 2025 third quarter EPS of $1.22 (“Adjusted EPS”). Reconciliations of EPS and Adjusted EPS for the 2025 and 2024 third quarters and year-to-date periods are provided in the Company’s accompanying financial disclosures.

“The Landstar team of independent business owners and employees executed admirably during the 2025 third quarter despite continued challenges in the overall economic environment for truck transportation services,” said Landstar President and Chief Executive Officer Frank Lonegro. “There were two notable highlights in the quarter. First, Landstar continued to experience strong performance in our services hauled by unsided/platform equipment. Second, for the first time since the first quarter of 2022, the Company achieved sequential quarter-over-quarter growth in BCO truck count. Sustained strength over multiple quarters in our unsided/platform business, turning the corner on net BCO truck count and our laser focus on safety, security and delivering great service to our customers will be key elements we will leverage during the next upcycle.”

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With respect to Landstar’s EPS performance in the 2025 third quarter, the Company conducted a strategic review of our operations during the 2025 third quarter focused on efforts to streamline our core operations and position the Company for future growth. Following this strategic review, Landstar made several important decisions that resulted in the Non-Cash Impairment Charges. In the aggregate, the Non-Cash Impairment Charges adversely impacted 2025 third quarter EPS by $0.66, consisting of:

•

$16.1 million, or $0.35 per basic and diluted share, charged to goodwill and certain other assets in connection with the decision to actively market for sale Landstar Metro, S.A.P.I. de C.V., the Company’s wholly-owned Mexican operating subsidiary, principally engaged in intra-Mexico truck transportation services;

•

$9.0 million, or $0.20 per basic and diluted share, related to the decision to select one of the Company’s transportation management systems as its primary such system for truckload brokerage services and, in connection with that decision, wind-down an alternative transportation management system currently in use by one of the Company’s operating subsidiaries; and

•	$5.0 million, or $0.11 per basic and diluted share, relating to a non-controlling equity investment made by the Company in 2022 in a privately held technology start-up company.

Additional disclosure with respect to each of the Non-Cash Impairment Charges will be included in the Company’s Quarterly Report on Form 10-Q for the 2025 third quarter.

	3Q 2025	3Q 2024
Revenue	$1,205,406	$1,213,867
Gross profit	$111,060	$112,693
Variable contribution	$170,241	$171,359
Operating income	$26,326	$63,116
Adjusted operating income	$56,430	$63,116
Basic and diluted earnings per share (“EPS”)	$0.56	$1.41
Adjusted basic and diluted earnings per share (Adjusted EPS”)	$1.22	$1.41

(1)	Dollars above in thousands, except per share amounts.
(2)

Please refer to the Consolidated Statements of Income, the Reconciliation of Gross Profit to Variable Contribution, the Reconciliation of GAAP Operating Income to Adjusted Operating Income and the Reconciliation of GAAP EPS to Adjusted EPS included below.

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Landstar continues to return capital to stockholders through the Company’s stock purchase program and dividends. During the 2025 third quarter, Landstar purchased 308,709 shares of its common stock at an aggregate cost of $40.6 million, bringing the total number of common shares purchased during the thirty-nine week period ended September 27, 2025, to 995,168 shares at an aggregate cost of approximately $143.9 million. The Company is currently authorized to purchase up to an additional 1,552,813 shares of the Company’s common stock under its longstanding share purchase program. Landstar also announced today that its Board of Directors declared a quarterly dividend of $0.40 per share payable on December 9, 2025, to stockholders of record as of the close of business on November 18, 2025.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2025 third quarter was $1,090 million, or 90% of revenue, compared to $1,091 million, or 90% of revenue, in the 2024 third quarter. Truckload transportation revenue hauled via van equipment in the 2025 third quarter was $583 million, compared to $604 million in the 2024 third quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2025 third quarter was $386 million, compared to $370 million in the 2024 third quarter. Revenue from other truck transportation, which is largely related to power-only services, in the 2025 third quarter was $96 million, compared to $93 million in the 2024 third quarter. Revenue hauled by rail, air and ocean cargo carriers was $96 million, or 8% of revenue, in the 2025 third quarter, compared to $97 million, or 8% of revenue, in the 2024 third quarter.

Both truck revenue per load and the number of loads hauled via truck in the 2025 third quarter were approximately equal as compared to the 2024 third quarter.

Gross profit in the 2025 third quarter was $111 million, and variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) in the 2025 third quarter was $170 million. Gross profit in the 2024 third quarter was $113 million, and variable contribution in the 2024 third quarter was $171 million. Reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2025 and 2024 third quarters and year-to-date periods are provided in the Company’s accompanying financial disclosures.

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The Company’s balance sheet continues to be very strong, with cash and short-term investments of approximately $434 million as of September 27, 2025. Trailing twelve-month return on average shareholders’ equity was 15%. Return on invested capital, representing net income divided by the sum of average equity plus average debt, was 13%.

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 4:30 p.m. ET. To access the webcast, visit www.investor.landstar.com; click on “Webcasts,” then click on “Landstar’s Third Quarter 2025 Earnings Release Conference Call.” A slide presentation to accompany the webcast presentation is also available on Landstar’s investor relations website at https://investor.landstar.com/.

Contact:

Jim Todd

Chief Financial Officer

904-398-9400

About Landstar:

Landstar System, Inc., is a technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

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Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed non-GAAP financial measures: variable contribution and variable contribution margin; adjusted operating income; and Adjusted EPS. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company believes adjusted operating income and Adjusted EPS are useful measures given the non-cash, non-recurring nature of the Non-Cash Impairment Charges included in the Company’s 2025 third quarter results. The Company also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: decreased demand for transportation services; U.S. trade relationships and potential or imposed tariffs; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2024 fiscal year; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; regulations requiring the

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purchase and use of zero-emission vehicles; intellectual property; acquisitions and investments; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2024 fiscal year, described in Part I, Item 1A Risk Factors, Landstar’s Form 10-Q for the 2025 first quarter, described in Part II, Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Revenue	$3,569,291	$3,609,915	$1,205,406	$1,213,867
Investment income	10,620	10,988	3,293	3,922
Costs and expenses:
Purchased transportation	2,775,761	2,799,384	936,472	943,805
Commissions to agents	291,529	295,801	98,693	98,703
Other operating costs, net of gains on asset sales/dispositions	46,996	44,138	15,572	15,144
Insurance and claims	103,309	83,830	33,008	30,398
Selling, general and administrative	174,303	162,613	57,015	51,252
Depreciation and amortization	35,884	44,001	11,509	15,371
Impairment of intangible and other assets	30,104	—	30,104	—

Total costs and expenses	3,457,886	3,429,767	1,182,373	1,154,673

Operating income	122,025	191,136	26,326	63,116
Interest and debt expense (income)	756	(4,455)	217	(1,169)

Income before income taxes	121,269	195,591	26,109	64,285
Income taxes	30,206	45,838	6,745	14,252

Net income	$91,063	$149,753	$19,364	$50,033

Basic and diluted earnings per share	$2.61	$4.21	$0.56	$1.41

Average basic and diluted shares outstanding	34,885,000	35,608,000	34,581,000	35,420,000

Dividends per common share	$1.16	$1.02	$0.40	$0.36

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	September 27, 2025	December 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$375,191	$515,018
Short-term investments	59,227	51,619
Trade accounts receivable, less allowance of $12,471 and $12,904	695,983	683,841
Other receivables, including advances to independent contractors, less allowance of $18,665 and $17,812	56,437	47,160
Assets held for sale	13,856	—
Other current assets	44,414	22,229

Total current assets	1,245,108	1,319,867

Operating property, less accumulated depreciation and amortization of $468,683 and $456,547	262,466	311,345
Goodwill	34,005	40,933
Other assets	120,617	141,166

Total assets	$1,662,196	$1,813,311

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$47,992	$61,033
Accounts payable	402,753	383,625
Current maturities of long-term debt	29,428	33,116
Insurance claims	43,889	40,511
Dividends payable	—	70,632
Contractor escrow	31,011	30,205
Liabilities held for sale	4,247	—
Other current liabilities	59,758	54,032

Total current liabilities	619,078	673,154

Long-term debt, excluding current maturities	47,703	69,191
Insurance claims	67,567	62,842
Deferred income taxes and other non-current liabilities	39,144	35,685
Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,589,418 and 68,559,269	686	686
Additional paid-in capital	260,501	255,260
Retained earnings	2,910,514	2,859,916
Cost of 34,244,716 and 33,243,196 shares of common stock in treasury	(2,276,252)	(2,131,413)
Accumulated other comprehensive loss	(6,745)	(12,010)

Total shareholders’ equity	888,704	972,439

Total liabilities and shareholders’ equity	$1,662,196	$1,813,311

Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$1,769,440	$1,851,237	$583,369	$603,993
Unsided/platform equipment	1,127,276	1,093,753	386,006	369,758
Less-than-truckload	72,229	77,902	24,480	24,195
Other truck transportation (1)	288,807	242,853	96,041	93,178

Total truck transportation	3,257,752	3,265,745	1,089,896	1,091,124
Rail intermodal	63,183	65,981	23,668	20,979
Ocean and air cargo carriers	188,696	201,729	72,270	76,349
Other (2)	59,660	76,460	19,572	25,415

	$3,569,291	$3,609,915	$1,205,406	$1,213,867

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$1,345,852	$1,374,915	$457,363	$456,844
Number of loads:
Truck transportation
Truckload:
Van equipment	850,047	887,895	277,893	287,922
Unsided/platform equipment	369,495	362,627	123,254	118,220
Less-than-truckload	115,692	119,346	38,862	36,496
Other truck transportation (1)	135,606	114,552	45,421	43,112

Total truck transportation	1,470,840	1,484,420	485,430	485,750
Rail intermodal	21,960	21,420	7,990	7,040
Ocean and air cargo carriers	24,370	26,120	7,810	8,880

	1,517,170	1,531,960	501,230	501,670

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	597,010	620,640	199,010	198,340
Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,082	$2,085	$2,099	$2,098
Unsided/platform equipment	3,051	3,016	3,132	3,128
Less-than-truckload	624	653	630	663
Other truck transportation (1)	2,130	2,120	2,114	2,161
Total truck transportation	2,215	2,200	2,245	2,246
Rail intermodal	2,877	3,080	2,962	2,980
Ocean and air cargo carriers	7,743	7,723	9,254	8,598
Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,254	$2,215	$2,298	$2,303
Revenue by capacity type (as a % of total revenue):
Truck capacity providers:
BCO Independent Contractors (3)	38%	38%	38%	38%
Truck Brokerage Carriers	54%	52%	52%	52%
Rail intermodal	2%	2%	2%	2%
Ocean and air cargo carriers	5%	6%	6%	6%
Other	2%	2%	2%	2%

			September 27, 2025	September 28, 2024
Truck Capacity Providers:
BCO Independent Contractors (3)			7,827	8,266

Truck Brokerage Carriers:
Approved and active (4)			40,004	44,828
Other approved			27,461	25,714

			67,465	70,542

Total available truck capacity providers			75,292	78,808

Trucks provided by BCO Independent Contractors (3)			8,618	9,027

(1)   Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)   Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.

(3)   BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(4)   Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	September 27,	September 28,	September 27,	September 28,
	2025	2024	2025	2024
Revenue	$3,569,291	$3,609,915	$1,205,406	$1,213,867
Costs of revenue:
Purchased transportation	2,775,761	2,799,384	936,472	943,805
Commissions to agents	291,529	295,801	98,693	98,703

Variable costs of revenue	3,067,290	3,095,185	1,035,165	1,042,508
Trailing equipment depreciation	20,829	20,764	6,985	6,930
Information technology costs (1)	10,928	18,115	3,319	6,129
Insurance-related costs (2)	104,622	85,122	33,305	30,463
Other operating costs	46,996	44,138	15,572	15,144

Other costs of revenue	183,375	168,139	59,181	58,666

Total costs of revenue	3,250,665	3,263,324	1,094,346	1,101,174

Gross profit	$318,626	$346,591	$111,060	$112,693

Gross profit margin	8.9%	9.6%	9.2%	9.3%
Plus: other costs of revenue	183,375	168,139	59,181	58,666

Variable contribution	$502,001	$514,730	$170,241	$171,359

Variable contribution margin	14.1%	14.3%	14.1%	14.1%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.

Landstar System, Inc. and Subsidiary

Reconciliation of GAAP Operating Income to Adjusted Operating Income

(Dollars in thousands)

(Unaudited)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	September 27,	September 28,	September 27,	September 28,
	2025	2024	2025	2024
GAAP operating income	$122,025	$191,136	$26,326	$63,116
Plus: Impairment of intangible and other assets	30,104	—	30,104	—

Adjusted operating income	$152,129	$191,136	$56,430	$63,116

Landstar System, Inc. and Subsidiary

Reconciliation of GAAP Earnings per Share to Adjusted Earnings per Share

(Unaudited)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	September 27,	September 28,	September 27,	September 28,
	2025	2024	2025	2024
GAAP basic and diluted earnings per share	$2.61	$4.21	$0.56	$1.41
Plus: Impairment of intangible and other assets, net of tax, per basic and diluted share	0.66	—	0.66	—

Adjusted basic and diluted earnings per share	$3.27	$4.21	$1.22	$1.41